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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

3D Systems Corporation
Valencia California

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the A. Reichental Stock Option Award and the K. McNamara Stock Option Award, of our reports dated March 1, 2005, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of 3D Systems Corporation's control over financial reporting, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP Los Angeles, California March 9, 2005

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  Exhibit 23.2